Exhibit 10.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

Paragon Offshore Limited

and

the Holders party hereto

Dated as of July 18, 2017

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 18, 2017, by and among Paragon Offshore Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), as successor to Paragon Offshore plc, a public limited company incorporated under the laws of England and Wales (“Old Paragon”), the investors signatory hereto and any Permitted Transferee (as defined below) who hereafter becomes a party to this Agreement as contemplated in Section 7(b) hereof (each such party, an “Initial Holder” and together with any Permitted Group (as defined below), a “Holder” and, collectively, the “Holders”).

On February 14, 2016, Old Paragon and certain of its Affiliates filed voluntary petitions with the bankruptcy court initiating cases under chapter 11 of the Bankruptcy Code (collectively, the “Chapter 11 Cases”).  On May 2, 2017, Old Paragon filed with the bankruptcy court a Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors (as may be further amended, supplemented or otherwise modified, the “Paragon Plan”), and the related Disclosure Statement for the Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors.

Pursuant to the Paragon Plan, and in relation to Old Paragon’s emergence from the Chapter 11 Cases as set forth in the Paragon Plan (the “Effective Date”), the Initial Holders will exchange their claims against Old Paragon for, among other consideration, shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

This Agreement is made for the benefit of the Holders.  In connection with the Paragon Plan, the Company has agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

Section 1.              Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New

York are authorized or obligated to be closed.  If the time to perform any action hereunder falls on a day that is not a Business Day, such time will be extended to the next Business Day.

“Closing Price” means the closing price of a share of Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading or, if no such closing price on such date is reported, the average of the closing bid and asked prices on such date, as so reported; or (ii) if not then listed or admitted to trading on any securities exchange but it is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of a share of Common Stock on such date; or (iii) if the Common Stock is not so designated, the average of the reported closing bid and asked prices of a share of Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; (iv) if not so reported and shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System, the average of the reported closing bid and asked prices of a share of Common Stock on such date in the over-the-counter market or comparable system as shown by a system of automated dissemination of quotations of securities prices then in common use comparable to the National Association of Securities Dealers, Inc. Automated Quotations System or (v) if not determined in accordance with clauses (i) through (iv) above, then as determined by the board of directors of the Company in good faith.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Indemnified Holder” has the meaning set forth in Section 6(a) hereof.

“Permitted Group” means any two or more beneficial owners (who may include Initial Holders) of Common Stock who were beneficial owners of Common Stock as of the Effective Date and collectively hold at least 15% of the outstanding Common Stock as of the date of a request for a Demand Registration (as defined herein) proposing to sell shares of Common Stock in such offering at an anticipated aggregate offering price (calculated based upon the Closing Price of the Common Stock on the date on which the Company receives the written request for such Demand Registration) of at least $30,000,000.

“Permitted Transferee” means any transferee of Registrable Securities in a transaction not involving a public offering; provided that such transferee agrees in writing to become a party to this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto,

including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Registrable Securities” means all Common Stock held by the Initial Holders or Holders from time to time following the consummation of the Paragon Plan.  Registrable Securities include any shares of capital stock, warrants or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of Registrable Securities.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:  (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred or otherwise disposed of in accordance with such Registration Statement; (b) such securities shall have ceased to be outstanding; or (c) the amount of Registrable Securities held by any Holder together with its Affiliates in the aggregate is less than 8.0% of the outstanding Common Stock of the Company.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act for a public offering and sale of equity securities (other than a registration statement on Form S-4 or Form S-8 (or any successor or substantially similar form), or in connection with (i) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan).

“Securities Act” means the Securities Act of 1933, as amended.

Section 2.              Demand Registration.

(a)           Request for Demand Registration.  At any time and from time to time, following the Effective Date, an Initial Holder or a Permitted Group (collectively, the “Initiating Holders”) may make a written request to the Company to register, and the Company shall register on a Registration Statement, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8, or with respect to shares issued in an acquisition or any debt securities), in accordance with the terms of this Agreement (a “Demand Registration”), the number of Registrable Securities (or, in the case of a Permitted Group, shares of Common Stock) stated in such request; provided, however, that the Company shall not be obligated to effect (i) more than two (2) such Demand Registrations on behalf of the Initial Holders and more than one (1) such Demand Registration on behalf of a Permitted Group (it being agreed and understood that once a Demand Registration has been made by a Permitted Group (and consented to by the Company hereunder) no other Permitted Group may make a Demand Registration hereunder), (ii) a Demand Registration by an Initial Holder to sell Registrable Securities in such Demand Registration at an anticipated aggregate offering price (calculated based upon the Closing Price of the Registrable Securities on the date on which the Company receives the written request for such Demand Registration) to the public of less than $4,000,000 unless such Demand Registration includes all of the then-outstanding Registrable Securities, (iii) any such Demand Registration within 90 days (or such shorter period as the Company may determine in its sole discretion) of the effective date of a prior Registration Statement for an offering of Common Stock (other than a Registration Statement on Form S-4 or S-8, or with respect to shares issued in an acquisition or any debt securities), (iv) any such

Demand Registration, other than a Demand Registration requested by a Permitted Group, if at the time the Company is not filing reports pursuant to Sections 13(a) or 15(d) of the Exchange Act or (v) a Demand Registration on behalf of a Permitted Group without the consent of the Company, such consent not to be unreasonably withheld.  The Company shall give written notice to each member of the Permitted Group of its determination to refuse such Demand Registration promptly after the occurrence thereof.  If the Company refuses a Demand Registration, such request shall not count as a Demand Registration for purposes of clause (i) above.

In addition, if the board of directors of the Company, in its good faith judgment, determines that any registration of securities should not be made or continued because it would materially interfere with any material or potentially material financing, acquisition, corporate reorganization or merger or other transaction involving the Company, including negotiations related thereto, or require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company or otherwise make it undesirable for the Company to complete a Demand Registration at that time (a “Valid Business Reason”), (x) the Company may postpone filing a Registration Statement (but not the preparation of the Registration Statement) relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days after the date when the Demand Registration was requested or, if later, after the occurrence of the Valid Business Reason and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than one 90-day period has passed since such postponement, the Initiating Holders may request a new Demand Registration (which request shall not be counted as an additional Demand Registration for purposes of clause (i) above) or request the prompt amendment or supplement of such Registration Statement).  The Company shall give written notice to all Holders participating in the relevant Registration Statement of its determination to postpone filing, amending or supplementing a Registration Statement and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof.  Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing, amendment or supplement under this Section 2(a) due to a Valid Business Reason for more than 120 days in the aggregate in any twelve month period.  Each request for a Demand Registration by the Initiating Holders shall state the type and amount of securities proposed to be sold and the intended method of disposition thereof.

(b)           Incidental or “Piggy-Back” Rights with Respect to a Demand Registration.  Any Initial Holder which has not requested a registration under Section 2(a) hereof may, pursuant to this Section 2(b), offer its Registrable Securities under any Demand Registration.  In addition, in any offering pursuant to a Demand Registration requested by a Permitted Group (but not by an Initial Holder), every other beneficial holder of Common Stock shall be entitled to participate.  The Company may also offer its Common Stock under any Demand Registration.  The Company shall (i) as promptly as practicable, give written notice thereof to all of the Holders (other than the Initiating Holders) (and in an offering requested by a Permitted Group, to all other beneficial holders of Common Stock), which notice shall specify the number of shares of Common Stock subject to the request for Demand Registration, the names of the Initiating Holders and the intended method of disposition of such Common Stock, and (ii) subject to Section 2(d) hereof, include in the Registration Statement filed pursuant to the Demand Registration all of the shares of Common Stock held by such Holders (and in an offering requested by a Permitted Group, other beneficial holders of Common Stock) from whom the Company has received a written request for inclusion therein within ten days of the date on which the Company sent the written notice referred to in clause (i) above.  Each such request by such Holders (or, in the case of an offering requested by a Permitted Group, other beneficial holders of Common Stock) shall specify the number of shares of Common Stock proposed to be registered.  The failure of any Holder to respond within such ten-day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder’s rights under this Section 2(b) with respect to such Demand Registration.  Any Holder may waive its rights under this Section 2(b) by giving written notice to the Company.  Any notice required to be delivered by the Company pursuant to this Section 2(b) to persons other than Initial Holders shall be provided in the form of an “Online Notice,” as such term is defined in the Shareholders’ Agreement, dated as of July 18, 2017, among the Company and the beneficial owners of Common Stock (the “Shareholders’ Agreement”), and in accordance with Section 6.03 of the Shareholders’ Agreement.

(c)           Effective Demand Registration.  Subject to Section 2(a), the Company shall use its commercially reasonable efforts to (i) file a Registration Statement relating to the Demand Registration as promptly as practicable thereafter and in any event, no later than seventy five (75) days after it receives a request under Section 2(a) hereof (provided that if the request for a Demand Registration is made by a Permitted Group at any time before the Company is filing reports pursuant to Sections 13(a) or 15(d) of the Exchange Act, such Registration Statement shall be filed no later than ninety (90) days after it receives such request by a Permitted Group), (ii) cause such Registration Statement to become effective as promptly as practicable thereafter, so long as, prior to the Company’s request for effectiveness, the Registration Statement reflects or has been amended to reflect post-Effective Date fresh-start accounting, and (iii) cause such Registration Statement to remain continuously effective (subject to postponement or blackout pursuant to a Valid Business Reason) for the lesser of (i) the period during which all Common Stock registered in the Demand Registration are sold or (ii) one hundred twenty days.

(d)           Underwriting Procedures.  If the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to such Demand Registration pursuant to this Section 2 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 2(e) hereof.  In connection with any Demand Registration under this Section 2 involving an underwritten offering, none of the Common Stock held by any holder making a request for inclusion of such Common Stock pursuant to Section 2(a) or 2(b) hereof shall be included in such underwritten offering unless such holder (i) accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lockup agreement terms), and then only in such quantity as set forth below and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

If the Approved Underwriter advises the Company that the aggregate amount of such Common Stock requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the Common Stock in such offering, then the Company shall include in such Demand Registration, on a pari passu basis, to the extent of the amount that the Approved Underwriter believes may be sold in an orderly manner at a price that is acceptable to the Initiating Holders without causing such material adverse effect, shares of Common Stock of the holders requested to be registered pursuant to such Demand Registration allocated pro rata among such holders participating in the offering based on the number of shares of Common Stock held by each such holder; and if the Approved Underwriter determines that additional securities may be included in such offering after including all of the shares of Common Stock of the participating holders requested to be registered pursuant to such Demand Registration, then the offering may include securities offered by the Company for its own account.

(e)           Selection of Underwriters.  If any Demand Registration is in the form of an underwritten offering, the Company shall select and obtain one or more investment banking firms of national reputation to act as the managing underwriter or underwriters of the offering; provided, however, that such firm or firms shall, in any case, also be approved by the Initiating Holders, such approval not to be unreasonably delayed or withheld.  An investment banking firm or firms selected pursuant to this Section 2(e) shall be referred to as the “Approved Underwriter” herein.

(f)            Withdrawal.  The Initiating Holders shall be entitled to withdraw or revoke a request for a Demand Registration without the prior written consent of the Company if (i) such withdrawal or revocation is as a result of facts or circumstances arising after the date on which a request for a Demand Registration was made and the Initiating Holders reasonably determine that participation in such registration would have a material adverse effect on the Initiating Holders, (ii) the Closing Price is more than twenty percent lower than the Closing Price on the date the Initiating Holders requested such Demand Registration or (iii) the Initiating Holders agree to pay all fees and expenses incurred by the Company in connection with such withdrawn registration (each, a “Permitted Withdrawal”).  If a Permitted Withdrawal occurs under clause (i) above, the related Demand Registration shall be counted as a Demand Registration for purposes of Section 2(a) hereof, and if a Permitted Withdrawal occurs under clauses (ii) or (iii) above, the related Demand Registration shall not be counted as a Demand Registration for purposes of Section 2(a) hereof.  Any Permitted Withdrawal shall constitute and effect an automatic withdrawal by all Initiating Holders and any other holder participating in such Demand Registration pursuant to the provisions of Section 2(b) hereof.

Section 3.              Incidental or “Piggy-Back” Registration

(a)           Request for Incidental or “Piggy-Back” Registration.  At any time after the Effective Date, if the Company proposes to file a Registration Statement with respect to an offering of Common Stock by the Company for its own account (other than a Registration Statement on Form S-4 or S-8, or with respect to shares issued in an acquisition or any debt securities or a registration statement on Form S-1 or Form S-3 covering solely an employee benefit or dividend reinvestment plan) or for the account of any stockholder of the

Company other than Holders pursuant to Section 2 hereof, then the Company shall give written notice of such proposed filing to each of the Initial Holders at least ten days before the anticipated filing date, which notice shall describe the proposed registration and distribution and offer such Initial Holders the opportunity to register the number of Registrable Securities that each such Initial Holder may request (an “Incidental Registration”).  The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each Initial Holder who has requested in writing to participate in the Incidental Registration pursuant to this Section 3(a) to include the number of such Initial Holder’s Registrable Securities indicated by such Initial Holder in such offering on the same terms and conditions as the Common Stock of the Company or the account of such other stockholder, as the case may be, included therein.  Any withdrawal of the Registration Statement by the Company for any reason shall constitute and effect an automatic withdrawal of any Incidental Registration related thereto.  In connection with any Incidental Registration under this Section 3(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lock-up agreement terms), and then only in such quantity as set forth below.  If the Company Underwriter determines that the aggregate amount of the securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the securities in such offering, then the Company shall include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold in an orderly manner at a price that is acceptable to the Company without causing such material adverse effect, all of the securities to be offered for the account of the Company, in the case of a Company initiated Incidental Registration; if the Company Underwriter determines that additional securities may be included in such offering after including all of the securities to be offered for the account of the Company, then the offering may include on a pari passu basis (i) all of the securities to be offered for the stockholders (other than Holders) who have requested such Incidental Registration, in the case of a stockholder initiated Incidental Registration, and (ii) any Registrable Securities to be included in such Incidental Registration, pro rata among the Holders and any other stockholders with comparable contractual registration rights based on the number of securities held by each such Holder and such other stockholders.  For purposes of clarity and the avoidance of doubt, in the event of a Company initiated Incidental Registration or other Registration Statement initiated by the Company, the Company shall at all times have the right (but not the obligation) to include all of its securities before any other stockholder, including any Holder, may include any of its securities.  The Company shall have the right to terminate or withdraw any Incidental Registration prior to effectiveness, whether or not any Holder has elected to include Registrable Securities in such Incidental Registration.

Section 4.              Registration Procedures.

(a)           In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of securities, the Company shall:

(i)              use commercially reasonable efforts to keep such Registration Statement continuously effective during the period required by this Agreement and provide all requisite financial statements for such period; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of securities during the period required by this Agreement, the Company shall as promptly as reasonably practicable file an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, if Commission review is required, shall use commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii)             use commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective time for the period required by this Agreement; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with any applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the period required by this Agreement in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)            advise each holder whose securities have been included in a Registration Statement, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the securities subject to a Registration Statement under state securities or blue sky laws, the Company shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)          furnish without charge, upon request, to each selling holder named in a Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of the Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement to the extent not then available via the Commission’s EDGAR system, but only to the extent they expressly relate to any offering to be effected thereunder), which documents will be subject to the review and comment of such holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference, but only to the extent they expressly relate to any offering to be effected thereunder) to which a holder of securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within three Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).  The objection of a holder or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.  Notwithstanding the foregoing, the Company shall not be required to take, or refrain from taking, any actions under this clause (iv) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(v)           promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus (but only to the extent such incorporated document expressly relates to any offering to be effected thereunder) in connection with such registration or sale, if any, provide copies of such document to each selling holder named in the Registration Statement in connection with such registration or sale, if any, and to the underwriter(s), if any, make the Company’s representatives available for discussion of such document and other customary due diligence matters subject to execution and delivery of customary confidentiality agreements, and include such information in such document prior to the filing thereof as such selling holders or underwriter(s), if any, reasonably may request to correct any material misstatement or omission contained therein or omitted therefrom or in order to comply with the applicable requirements of the Securities Act or the rules and regulations promulgated thereunder;

(vi)          make available at reasonable times for inspection by the selling holders, the underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the underwriter(s), if any; provided that any holder, underwriter or representative of any holder or underwriter requesting or receiving such information shall agree to be bound by reasonable confidentiality agreements and procedures with respect thereto;

(vii)                           if requested by any selling holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling holders and underwriter(s), if any, may reasonably request to have included therein to correct any material misstatement or omission contained therein or omitted therefrom or in order to comply with the applicable requirements of the Securities Act or the rules and regulations promulgated thereunder, including, without limitation, information relating to the “Plan of Distribution” of the securities, information with respect to the number of securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)                        upon request, furnish to each selling holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules (without all documents incorporated by reference therein or exhibits thereto, unless requested);

(ix)                              upon request, deliver to each selling holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; provided, that if no Registration Statement is effective or no Prospectus is usable, the Company shall deliver to each selling holder a notice to that effect in response to such request; the Company hereby consents to the use (in accordance with law and this Agreement) of the Prospectus and any amendment or supplement thereto by each of the selling holders and each of the underwriter(s), if any, in connection with the offering and the sale of the securities covered by the Prospectus or any amendment or supplement thereto;

(x)                                 upon the reasonable request of such holder, use commercially reasonable efforts to enter into such agreements (including an underwriting agreement containing customary terms), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the securities pursuant to a Registration Statement contemplated by this Agreement, all to such extent as may be customarily and reasonably requested by any such holder or underwriter in connection with any sale or resale pursuant to a Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company shall use commercially reasonable efforts to:

(A)                               upon the request of any holder, furnish to each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Registration Statement:

(1)                                 an opinion and 10b-5 letter in customary form of counsel for the Company, covering the matters customarily covered in opinions and 10b-5 letters requested in similar underwritten offerings and such other matters as such parties may reasonably request; and

(2)                                 obtain a customary comfort letter, dated the date of effectiveness of the Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B)                               deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and

(C)                               upon the request of the Initiating Holders, Permitted Group or underwriter, seek to effect the listing of the securities being offered on a national securities exchange if the listing criteria of such exchange are then met or capable of being met;

(xi)                              prior to any public offering, cooperate with the selling holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the securities to be sold under the state securities or blue sky laws of such jurisdictions within the United States of America as the selling holders or underwriter(s), if any, may reasonably request and do such other acts or things reasonably necessary or advisable to permit the disposition in such jurisdictions of the securities covered by the Registration Statement in a manner that is in compliance with the applicable laws of such jurisdiction provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (xi), (B) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, (C) subject itself to taxation in any such jurisdiction or (D) consent to general service of process in any such jurisdiction;

(xii)                           if any fact or event contemplated by Section 4(a)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of securities to be sold thereunder, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xiii)                        cause its executive officers to use their commercially reasonable efforts to support the marketing of the securities covered by the Registration Statement (including participation in “road shows” in a customary manner) taking into account the Company’s business needs;

(xiv)                       cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA; and

(xv)                          otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period commencing after the effective date of the Registration Statement.

(b)                                       Restrictions on Holders.

(i)                                     Subject to the provisions of this Section 4(b), following the effectiveness of a Registration Statement, the Company may direct the holders, in accordance with Section 4(b)(ii), to suspend sales of securities pursuant to such Registration Statement and the use of any Prospectus or preliminary Prospectus contained therein for such times as the Company reasonably may determine are necessary and advisable (but in no event, (A) in the case of clause (1) below, for more than 60 consecutive days and (B) in the case of clauses (1), (2) and (3) below, for more than an aggregate of 120 days in any consecutive 12-month period commencing on the date hereof or more than 90 days in any consecutive 120-day period, except, in the case of clause (B), as a result of a review of any post-effective amendment by the Commission prior to declaring any post-effective amendment to the Registration Statement effective, provided that the Company has used its commercially reasonable efforts to cause such post-effective amendment to be declared effective), if any of the following events shall occur:  (1) the representative of the underwriters of an underwritten offering of Common Stock has advised the Company that the sale of securities pursuant to such Registration Statement would have a material adverse effect on such underwritten offering; (2) the majority of the Company’s board of directors shall have determined in good faith that (a) the offer or sale of any securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, consolidation, business combination, disposition, tender offer, corporate reorganization or other significant transaction involving the Company, (b) upon the advice of counsel, the sale of securities pursuant to such Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable laws or (c) (i) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (ii) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction or (iii) the proposed transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the

Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (3) the majority of the Company’s board of directors shall have determined in good faith that it is required by law, rule or regulation or Commission-published release or interpretation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement, including for the purpose of (a) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act, (b) reflecting in the Prospectus any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein, or (c) including in the Prospectus any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information.  Upon the occurrence of any such suspension, the Company shall use commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the holders to resume sales of securities as soon as possible.

(ii)                                  Each holder agrees that, upon receipt of the notice referred to in Section 4(a)(iii)(C), any notice from the Company of the existence of any fact of the kind described in Section 4(a)(iii)(D) hereof or a notice from the Company of any of the events set forth in Section 4(b)(i) (in each case, a “Suspension Notice”), such holder will forthwith discontinue disposition of securities pursuant to the Registration Statement until (A) such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(xii) hereof, or (B) it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  Each holder receiving a Suspension Notice hereby agrees that it will either (1) destroy any Prospectuses, other than permanent file copies, then in such holder’s possession that have been replaced by the Company with more recently dated Prospectuses, or (2) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such securities that was current at the time of receipt of such notice.

Section 5.                                           Registration Expenses.

(a)                                       Except as provided in Section 2(f) hereof, all expenses incident to the Company’s performance of or compliance with this Agreement (except for any underwriters’ discounts or commissions; provided, however, that during the five (5) years following the Effective Date, the Company agrees to pay all underwriters’ discounts and commissions relating to a Demand Registration requested by a Permitted Group pursuant to Section 2(a) hereof) will be borne by the Company regardless of whether a Registration Statement becomes effective, including, without limitation:  (i) all registration and filing fees and expenses (including filings made by any Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all fees and disbursements of counsel for the Company and reasonable and documented fees and disbursements for one counsel for all of the holders of securities; and (iv) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b)                                       In connection with a Registration Statement required by this Agreement, the Company will reimburse the holders of securities being registered pursuant to the Registration Statement for the reasonable and documented fees and disbursements of one counsel for all of such holders.

Section 6.                                           Indemnification.

For purposes of this Section 6, in connection with any offering by a Permitted Group, references to a “Holder” shall include all beneficial holders participating or proposing to participate in such offering.

(a)                                       The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable out-of-pocket costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders expressly for use therein or out of sales of securities made during a suspension period after notice is given pursuant to Section 4(b) hereof.  This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement except to the extent that it had been materially prejudiced by such failure (through forfeiture of substantive rights).  The Company may assume the defense of such action or proceeding at its own expense, with counsel reasonably satisfactory to such Indemnified Holder, unless such assumption would be inappropriate due to actual or potential differing or conflicting interests between the Company and the Indemnified Holder.  In any such proceeding so assumed by the Company, any Indemnified Holder shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the Company and the Indemnified Holder shall have mutually agreed to the retention of such counsel, (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them or (iii) the Company does not assume the defense of such action or proceeding.  The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders.  The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or reasonable out-of-pocket expense by reason of any settlement of any action effected with the written consent of the Company.  The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include a statement as to an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Holder.

(b)                                       Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the directors and officers of the Company who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such Person, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in a Registration Statement.  In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling Person or its respective officers, directors, partners, employees, representatives and agents in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company, and the Company, its directors and officers, such controlling person and its respective officers, directors, partners, employees, representatives and agents shall have the rights and duties given to each Holder by the preceding paragraph.  Notwithstanding the provisions of this Section 6, the total amount to be paid by a Holder pursuant to this Section 6(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or prospectus relates.

(c)                                        If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, the total amount to be contributed by a Holder pursuant to this Section 6 shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or prospectus relates.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 6(c) are several in proportion to the respective number of securities held by each of the Holders hereunder and not joint.

Section 7.                                           Miscellaneous.

(a)                                       Remedies.  The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                       Assignment; No Third Party Beneficiaries; Additional Parties.  This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.  This Agreement and the rights, duties and obligations of the Holders hereunder may be freely assigned or delegated by such Holder in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder to a Permitted Transferee.  This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in this Section 7(b).  For the avoidance of doubt, this Agreement is intended to confer all rights and benefits relating to a Demand Registration initiated by a Permitted Group to members of such Permitted Group and any beneficial holder who participates in such Demand Registration, provided that such Permitted Group member or beneficial holder executes and delivers to the Company an instrument, in form and substance reasonably satisfactory to the Company, to evidence its agreement to be bound by, and to comply with, all of the obligations of a Holder hereunder.

(c)                                        No Inconsistent Agreements.  The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(d)                                       Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) the Company has obtained the written consent of Holders of a majority of the outstanding Registrable Securities then held by the Initial Holders (excluding any Registrable Securities held by the Company or its subsidiaries) and (ii) the Company has provided its consent to such amendment, modification, supplement, waiver, consent or departure; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Holder hereunder, the Company shall obtain the written consent of each such Holder with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective, and provided further, provisions herein related to offerings by a Permitted Group may not be amended in a manner materially adverse to any beneficial holder without the consent of the beneficial holders of two-thirds of the then outstanding Common Stock.

(e)                                        Notices.  (A) Except as set forth in paragraph (B) below, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, e-mail or air courier guaranteeing overnight delivery:

(i)                                     if to a Holder, at the address set forth on the signature page hereto; and

(ii)                                  if to the Company:

Paragon Offshore Limited
3151 Briarpark Drive
Suite 700
Houston, TX 77042
Attention: Legal Department
Facsimile: (832) 218-0694
Email: TStrickler@paragonoffshore.com

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied or sent by e-mail; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(B)                                     All notices and other communications provided for or permitted hereunder to be made to a holder who is not a Holder may be given by Online Notice and shall be deemed to have been given on the date the Company has posted or otherwise delivered such notice.

(f)                                         Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign is a Permitted Transferee of such Holder.

(g)                                        Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                       Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

(j)                                          Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                       Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(l)                                           Use of Free Writing Prospectus.  No holder shall use a free writing prospectus prepared by or on behalf of the relevant holder or used or referred to by such holder in connection with the offering of securities pursuant to a Registration Statement without the prior written consent of the Company, which shall not be unreasonably withheld.

(m)                                   Rules 144 and 144A.  The Company shall make publicly available such information required by Rule 144(c) and Rule 144A(d)(4) for so long as necessary to permit sales pursuant to Rule 144 or Rule 144A  under the Securities Act, as such Rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC (which replaces Rule 144 o Rule 144A), to enable such Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A  under the Securities Act, as such rules may be amended or replaced from time to time.  Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARAGON OFFSHORE LIMITED

By:	/s/ Dean Edward Taylor
Name: Dean Edward Taylor
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

LOOMIS, SAYLES & COMPANY, L.P., as investment manager for Holders
By: LOOMIS, SAYLES & COMPANY, INCORPORATED
Its General Partner

By:	/s/ Thomas H. Day
Name: Thomas H. Day
Title: Assistant General Counsel

[Signature Page to Registration Rights Agreement]